SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement [ ]Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party

4)   Date Filed:

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                                75 Hammond Street

                         Worcester, Massachusetts 01610

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 26, 2000

       PLEASE TAKE NOTICE that the 2000 annual meeting of the shareholders of Providence and Worcester Railroad Company (the "Company") will be held at the Crowne Plaza, 10 Lincoln Square, Worcester, Massachusetts, on Wednesday, April 26, 2000 at 10:00 o'clock A.M., local time, for the following purposes:

    (1) To elect three directors (by the holders of Common Stock only) and six directors (by the holders of Preferred Stock only) to serve for terms of one year and until their successors are elected and qualified;

    (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the accounts of the Company for 2000 (by the holders of Common Stock and Preferred Stock, voting as separate classes); and

    (3) To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof (by the holders of Common Stock and Preferred Stock, voting as separate classes).

       Holders of record of the Common Stock or Preferred Stock on the books of the Company as of the close of business on March 3, 2000 will be entitled to vote.

                         By Order of the Board of Directors

                         DEBORAH E. SEDARES
                         Secretary and General Counsel
                         PROVIDENCE AND WORCESTER RAILROAD COMPANY


Worcester, Massachusetts
March 24, 2000

       If you are the holder of record of only one class of the Company's capital stock, only one proxy card is enclosed. If you are the holder of record of both Common Stock and Preferred Stock, two proxy cards are enclosed. Kindly fill in, date and sign the enclosed proxy card(s) and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy or proxies will not be used without your consent.

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                 April 26, 2000

                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy or proxies are solicited by the Board of Directors of Providence and Worcester Railroad Company (herein called the "Company") in connection with the annual meeting of the shareholders to be held April 26, 2000; the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary prior to the meeting or may be transmitted orally to the Secretary at the meeting. Every properly signed proxy will be voted in accordance with the specifications made thereon.

     The Company's Annual Report for 1999, including financial statements, this proxy statement and the accompanying proxy or proxies are expected to be first sent to shareholders on or about March 24, 2000. Neither the Annual Report nor the financial statements therein are incorporated in this Proxy Statement and do not form any part of the material for the solicitation of proxies.

                                VOTING AT MEETING

     Only shareholders of record at the close of business on March 3, 2000 will be entitled to vote at the meeting. Under the Company's charter, the holders of the Company's Common Stock, voting separately as a class, are entitled to one vote for each share held in the election of one-third (1/3) of the Board of Directors of the Company proposed to be elected at the meeting. The holders of the Company's Preferred Stock, voting separately as a class, are entitled to one vote for each share held in the election of the balance of the Board of Directors proposed to be elected at the meeting. The holders of the Company's Common Stock and the holders of the Company's Preferred Stock are entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

     Common Stock directors will be elected in each case by vote of the holders of a majority of the Common Stock present or represented at the meeting, and the Preferred Stock directors will be similarly elected by vote of the holders of a majority of the Preferred Stock.

     Shares represented by proxies which are marked "withhold authority" with respect to the election of any particular nominee for director, "abstain" with respect to any other matter, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and, accordingly, any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

     Brokers who hold shares in street name may lack authority to vote such shares on certain items, absent specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a "broker non-vote" will come before the annual meeting.

     On the record date, there were 4,281,280 shares of the Company's Common Stock and 647 shares of the Company's Preferred Stock outstanding and entitled to vote at the meeting.

                              ELECTION OF DIRECTORS

     At the annual meeting, three Common Stock directors and six Preferred Stock directors are to be elected, and each will hold office until the next annual meeting and until his successor is elected and qualified. The proxies named in the accompanying proxy or proxies, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

                          Principal Occupation                         Director
Name and Age              During Past Five Years                       Since
------------              ----------------------                       -----

                          Common Stock Director Nominees:
                          -------------------------------

Richard W. Anderson (52)  Senior Vice President of Massachusetts          1998
                           Capital Resource Company
Robert H. Eder (67)       Chairman of the Company                         1965
Merrill W. Sherman (51)   President and Chief Executive Officer of        1999
                            Bank Rhode Island (prior to August 1995,
                            partner, Brown, Rudnick, Freed & Gesmer)


                          Preferred Stock Director Nominees:
                          ----------------------------------

Frank W. Barrett (60)     Executive Vice President and Chief Lending      1995
                            Officer of Family Bank (prior to January 1999,
                            Executive Vice President, Springfield
                            Institution for Savings)
John H. Cronin (66)       Retired; until September 1995, President of     1986
                            Ideal Products, Inc. (restaurant supplies)
J. Joseph Garrahy (69)    President of J. Joseph Garrahy & Associates,    1992
                            Inc. (business consultants)
Orville R. Harrold (67)   President of the Company                        1978
John J. Healy (64)        President of Worcester Affiliated Mfg. L.L.C.   1991
                           (Mfg. Consultant) and President of
                           Manufacturing Assistance Center
                           (prior to January 1997, President and
                           Chief Executive Officer, HMA
                           Behavioral Health, Inc.)
Charles M. McCollam, Jr.   President of Bertha M. McCollam, Inc.          1996
  (67)                      (insurance) and President, McCollam
                             Associates (consultant)

     Dates of directorships include directorships of the Company's predecessors.

Brief Biographies
-----------------

     Richard W. Anderson, Director. Mr. Anderson has been a Director of the Company since 1998. He is Senior Vice President of Massachusetts Capital Resource Company ("MCRC"), a private investment firm funded by major Massachusetts based life insurance companies providing high risk growth capital to Massachusetts businesses. He began working at MCRC in 1981.

     Frank W. Barrett, Director. Mr. Barrett has been a Director of the Company since 1995. From 1993 to 1998 he was Executive Vice President at Springfield Institution for Savings ("SIS"). Effective January 1, 1999 he became Executive Vice President and Chief Lending Officer of Family Bank. Family Bank is a Massachusetts subsidiary of Peoples Heritage Financial Group and the acquirer of SIS. He is also a director of Dairy Mart Convenience Store, Inc.

     John H. Cronin, Director. Mr. Cronin has been a Director of the Company since 1986. From 1971 until his retirement in 1995, Mr. Cronin was owner and President of Ideal Products, Inc., a wholesale restaurant supply company.

     Robert H. Eder, Chairman of the Board and Chief Executive Officer. Mr. Eder became President of the Company in 1966 and led the Company through its efforts to become an independent operating company. He has been Chairman of the Board since 1980. He is a graduate of Harvard College and Harvard Law School. He (with his wife) is also majority owner and Chairman of Capital Properties, Inc., a real estate holding company of which he is also a Director. Mr. Eder is admitted to practice law in Rhode Island and New York.

     J. Joseph Garrahy, Director. Mr. Garrahy has been a Director of the Company since 1992. He is a former four term Governor of Rhode Island and, since 1990, has been an independent business consultant in the State of Rhode Island. Mr. Garrahy is also a director of Grove Real Estate Investment Trust.

     Orville R. Harrold, President, Chief Operating Officer and Director. Mr. Harrold has been with the Company since the commencement of independent operations in February 1973. Over the past 27 years, he has held the positions of Chief Engineer and General Manager, becoming President in 1980. Mr. Harrold has a bachelors degree in mechanical engineering from the Pratt Institute, Brooklyn, New York and has been employed in the railroad industry in various capacities since 1960.

     John J. Healy, Director. Mr. Healy has been a Director of the Company since 1991. He has been President of Worcester Affiliated Mfg. L.L.C., an independent business consulting firm involved in efforts to revitalize manufacturing in Massachusetts, since January 1997. Prior thereto, Mr. Healy was President and Chief Executive Officer of HMA Behavioral Health, Inc., a behavioral health care management service provider.

     Charles M. McCollam, Jr., Director. Mr. McCollam has been a Director of the Company since 1996. He owns and operates a number of insurance businesses in the State of Connecticut, as well as McCollam Associates, a consulting firm. He was the Chief of Staff to a former governor of Connecticut.

     Merrill W. Sherman, Director. Ms. Sherman has been a Director of the Company since 1999. She has been President, Director and Chief Executive Officer of Bank Rhode Island, a community bank in the greater Providence metropolitan area since its formation in March 1996. Prior thereto, from September 1993 to August 1995, Ms. Sherman was a partner in the corporate and real estate departments of the law firm Brown, Rudnick, Freed & Gesmer where she headed the firm's banking consulting group affiliate. She retired from her position in August 1995 to devote full-time efforts to the creation of Bank Rhode Island.

     The Board of Directors has an Executive Committee, Stock Option & Compensation Committee and Audit Committee. In accordance with the By-laws of the Company, the Executive Committee, currently comprised of Robert H. Eder, Chairman, Robert J. Easton and Orville R. Harrold, exercises the authority of the Board of Directors when formal Board action is required between meetings, subject to the limitations imposed by law, the By-laws or the Board of Directors. The Executive Committee acts on routine matters such as authorizing the execution of government contracts for reimbursement for Company work on highway projects adjacent to the railroad and grade crossing rehabilitation.

     The Stock Option & Compensation Committee, currently comprised of John J. Healy, Chairman, Richard W. Anderson and Charles M. McCollam, Jr. , is responsible for establishing the amount of option shares to be granted to the Company's employees under the Stock Option Plan and for making recommendations to the full Board concerning executive officer compensation.

     The Audit Committee is currently comprised of John H. Cronin, Chairman, Frank W. Barrett, J. Joseph Garrahy and Merrill W. Sherman. All members of the Audit Committee are independent non-employee directors. The Audit Committee reviews the Company's procedures with respect to maintaining books and records, and the adequacy and implementation of internal auditing, accounting and financial controls. The Audit Committee reviews and makes recommendations to the Board regarding services provided by the independent auditors of the accounts of the Company, reviews with the independent auditors the scope and results of their annual examination of the Company's financial statements and any recommendations they may have, and makes recommendations to the Board with respect to the engagement of the independent auditors.

     The Board of Directors does not have a nominating committee.

     The Board of Directors held five meetings, the Audit Committee held 3 meetings, the Stock Option & Compensation Committee held 4 meetings and the Executive Committee held 9 meetings during the fiscal year ended December 31, 1999.

     During the fiscal year ended December 31, 1999, each director who was not an employee of the Company received a base fee of $500 for each attended meeting of the Board of Directors plus $50 per attended meeting for each year of service as a director, and each member of the Audit Committee and the Stock Option & Compensation Committee received $300 for each attended meeting of the committee (other than the Chairman of the Committee, who received $350).

       During the month of January of each year, directors of the Company who were serving as such on the preceding December 31 and are not full time employees of the Company are granted options for the purchase of 100 shares of the Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company. The exercise price is the last sale price of the Common Stock on the last business day of the preceding year, and the term of each option is ten years (subject to earlier termination if the grantee ceases to serve as a director), provided, however, that no option is exercisable within six months following the date of grant.

                           Summary Compensation Table

      The following table summarizes the compensation paid or accrued by the Company during the three year period ended December 31, 1999, to its Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 in salary and bonus in 1999, for services rendered in all capacities to the Company during 1999.


                                                              Long-Term
                                  Annual Compensation         Compensation
                                  -------------------         ------------
                                                              Securities
                                                              Underlying    All
                                                    Other     Options to   Other
                                                    Annual    Purchase   Compen-
                                   Salary          Compen-    Common      sation
Name and Principal Position  Year  ($)(a) Bonus($) sation($)  Stock       ($)(b)
---------------------------- ----  ------ ------   --------  ------------ ------

Robert H. Eder.............. 1999  307,403  17,500  23,653(c)      0      48,024
 Chairman of the Board and   1998  286,210    0     31,216(c)      0      48,696
   Chief Executive Officer   1997  288,530    0         0          0      47,453

Orville R. Harrold.......... 1999  262,181    0         0        1,087    42,726
 President and Chief         1998  240,382  20,000               1,011    43,940
   Operating Officer         1997  234,588              0         913     42,526

P. Scott Conti.............. 1999   99,072    0         0         147      8,068
 Vice President Engineering  1998   80,425    0         0         132      6,468
                             1997   70,155    0         0         118      5,295

Robert J. Easton............ 1999  130,858    0         0         346     10,469
 Treasurer                   1998  126,038  16,000                310     11,412
                             1997  123,232              0         210      9,353

Deborah E. Sedares.......... 1999  104,004    0         0          0       8,320
 Secretary and General       1998   19,038(d) 0         0          0        0
   Counsel                   1997     0       0         0          0        0


(a) Includes amounts taxable to employees for personal use of Company-owned vehicles, other than Mr. Eder who does not have personal use of a Company owned vehicle.

(b) Includes amounts paid directly to the retirement accounts of management staff under the Company's simplified employee pension plan, and, in the case of Robert H. Eder and Orville R. Harrold, includes for 1999 premiums paid for life insurance coverage in the amounts of $35,224 and $29,926, respectively.

(c)  Includes the cost of a vehicle for Mr. Eder.

(d) Date of hire, October 5, 1998. Appointed to the position of Secretary and General Counsel effective March 12, 1999.

                             EXECUTIVE COMPENSATION

     Report on Executive Compensation

     The Stock Option & Compensation Committee of the Board (the "Committee") is composed entirely of independent, non-employee directors. From time to time Mr. Harrold meets with the Committee to review the compensation program and make recommendations for executive officers reporting to him. The Committee is charged with the broad responsibility of seeing that executive officers are effectively compensated in a manner which is internally equitable and externally competitive.

     Executive Compensation Philosophy. The Company's executive compensation philosophy seeks to link executive officer compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. The overall objectives of the program are to attract and retain highly qualified individuals in key executive positions, to motivate executives to achieve goals inherent in the Company's business strategy, and to link executives' and Shareholders' interests. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable railroad companies.

     Base Salary. Base salaries for executive officers are substantially dependent upon the base salaries paid for comparable positions at similar companies, the responsibilities of the position held, and the experience level of the particular executive officer. The Committee sets the base salary for executive officers by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives.

     Bonus. All bonuses for executive officers are determined at the discretion of the Committee taking into consideration the Company's objectives and profitability.

     Stock Options. Total compensation at the executive level also includes long-term incentives afforded by stock options granted under the 1993 Non-Qualified Stock Option Plan ("Plan"). The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company's Common Stock. Annual grants of stock options are made in accordance with the terms of the Plan. Options are granted at fair market value and have ten year vesting schedules to encourage executives to continue in the employ of the Company.

     Simplified Employee Pension Plan ("SEPP"). Total compensation at the executive level also includes a contribution by the Company on behalf of each "eligible employee", as defined under the 1979 SEPP, as amended, of an amount not to exceed 12% of said employee's "eligible compensation" for the preceding year ending December 31. "Eligible compensation" as defined under the SEPP means all taxable compensation of an Eligible Employee paid by the Company in any calendar year, excluding any contribution made by the Company under the SEPP, provided however, that Eligible Compensation shall be limited to no more than $150,000, or such amount as permitted under Section 401(a)(17) of the Internal Revenue Code. Such contribution is made directly to an individual retirement account or individual retirement annuity as determined by the "eligible employee".

     Compensation of Chief Executive Officer. Mr. Eder is eligible to participate in the same executive compensation plans available to other senior executives other than the Company's Non-Qualified Stock Option Plan. Effective in July 1999 his base salary was increased from $289,605 to $314,605 representing an 8.6% increase deemed consistent with salary levels among executives in comparable positions within the railroad industry. Other than periodic cost of living adjustments provided to all Company employees, Mr. Eder had not received an increase in his base salary since 1995. Mr. Eder received a bonus in October 1999 in the amount of $17,500 in recognition of Mr. Eder's efforts in successfully undertaking the Company's two stock offerings in 1999.

     Conclusion. The Committee believes that the compensation program for executive officers is competitive and that the program effectively ties executive compensation to the Company's performance and resultant stock price performance.

                      Option/SAR Grants in Last Fiscal Year

     The following table contains information concerning the grant of stock options under the Company's Non-Qualified Stock Option Plan to the Named Executive Officers during the Company's last fiscal year. The Company does not issue stock appreciation rights.

                                    % of Total
                        Number of    Options
                        Securities   Granted To
                        Underlying   Employees                        Grant Date
                         Options     In Fiscal   Exercise  Expiration    Present
     Name              Granted(a)     1999       Price($)     Date   Value($)(b)
    ------             ----------   ---------     ------    -------- -----------

Robert H. Eder(c)......     0            0            0          0            0

Orville R. Harrold.....   1,087         15.5      12.375    01/04/09       $9.53

P. Scott Conti.........    147           2.1      12.375    01/04/09       $9.53

Robert J. Easton.......    346           4.9      12.375    01/04/09       $9.53

Deborah E. Sedares(d)..     0            0            0          0            0


(a) The options were all granted on January 4, 1999 and became exercisable on July 4, 1999.

(b) Amounts represent fair value of each option and were estimated as of the date of grant using Black-Scholes options - pricing model with the following weighted average assumptions: expected volatility of 30%; expected life 7 years; and risk free interest rate of 6.3%. Dividends at the rate of 1.21% per share were assumed for purposes of this estimate.

(c) Under the terms of the Company's Non-Qualified Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.

(d) Ms. Sedares was not eligible to receive options under the Company's Non-Qualified Stock Option Plan in 1999.

               Aggregated Option/SAR Exercises In Last Fiscal Year

                        And Fiscal Year End Option Values

     The following table sets forth individual exercises of stock options during 1999 and the year-end values of options to purchase Common Stock held by the Named Executive Officers as of December 31, 1999.

                                      Number of Securities
                                   Underlying Unexercised   Value of Unexercised
                                              Options at         In-the-Money at
                                         December 31, 1999  December 31, 1999(b)
                                         -----------------  --------------------
                       Shares
                      Acquired on     Value      Exercisable/       Exercisable/
             Name     Exercise   Realized($)(a) Unexercisable   Unexercisable($)
             ----    ----------- -------------- -------------   ----------------

Robert H. Eder.......     0             0             0/0                 0/0

Orville R. Harrold...    608           1,510       1,882/0                0/0

P. Scott Conti.......    441           1,773         279/0                0/0

Robert J. Easton.....     0             0          1,313/0              351/0

Deborah E. Sedares...     0             0             0/0                 0/0


(a) Based on the last sale price of the Common Stock on the date of exercise minus the exercise price.

(b) Based on the difference between the exercise price of each grant and the closing price of the Company's Common Stock on the AMEX on December 31, 1999, which was $8.00.

                                Performance Graph

     Set forth below is a line graph prepared for the Company by Advest, Inc. to compare the cumulative total return on the Company's common stock against the cumulative total return of a Standard & Poor's industrial stock index and a peer index for a period of five fiscal years ended December 31, 1999. The S&P Industrial Index is calculated using the 378 industrial companies in the S&P
500. The index is weighted by the then current outstanding shares and assumes dividends reinvested. The peer group designated below as the S&P Railroad Index is comprised of the 5 railroad operating companies in the S&P 500. The total returns assume $100 invested on January 1, 1994 with reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

                AMONG PROVIDENCE AND WORCESTER RAILROAD COMPANY,
                   S&P INDUSTRIAL INDEX AND S&P RAILROAD INDEX

                               [GRAPHIC OMITTED]

                                    Fiscal Years Ended December 31
                                    -------------------------------
                          1994     1995    1996     1997       1998       1999
                          ----     ----    ----     ----       ----       ----
Providence & Worcester..   100    98.21  112.50   262.50     178.57     114.29
S&P RailRoads...........   100   143.05  166.32   183.31     165.81     136.45
S&P Industrials.........   100   131.72  158.90   204.81     270.16     336.42


     The Board of Directors recognize that the market price of stock is influenced by many factors, only one of which is issuer performance. The Company's stock price may also be influenced by market perception, economic conditions and government regulation. The stock price performance shown in the graph is not necessarily an indicator of future price performance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table set forth below reflects the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company's knowledge, were on March 3, 2000, the beneficial owners of more than five percent of the Company's outstanding Common Stock, $.50 par value, or Preferred Stock, $50 par value. Each share of the Company's outstanding Preferred Stock is convertible at any time, at the option of the holder, into one hundred shares of Common Stock of the Company. The footnote to the table below sets forth the percentages of the outstanding Common Stock which would be held by the indicated owners if such owners' Preferred Stock were converted in whole into Common Stock.

                                                                       Percent
Name and Address                    Number of Shares Owned             of Class
----------------                    ----------------------             --------

Robert H. and Linda Eder            842,742 (Common)                   19.7%(1)
2441 S.E. Bahia Way                 500 (Preferred)                    77.3%
Stuart, Florida 34996

Cadence Capital Management          235,100 (Common)                    5.5%
One Exchange Place, 29th Floor
Boston, MA  02109

Franklin Resources, Inc.            232,200 (Common)                    5.4%
777 Mariners Island Boulevard
San Mateo, CA  94404


     (1) Assuming no conversion of Preferred Stock. If their Preferred Stock were converted in whole to Common Stock, Mr. and Mrs. Eder would own 20.6% of the outstanding Common Stock.

     Of the shares owned by Mr. and Mrs. Eder, 768,162 shares of Common Stock and 500 shares of Preferred Stock were held directly by Mr. Eder, and 74,580 shares of Common Stock were held directly by Mrs. Eder. By reason of their ownership, Mr. and Mrs. Eder may be deemed to be "control persons" with respect to the Company.

     The following table reflects as of March 3, 2000, the beneficial ownership of the Common Stock of the Company by directors, nominees for directors and officers of the Company.

Name                                                   Number       Percentage
----                                                   ------       ----------

Richard W. Anderson(a) .........................        200,400       4.6%
Frank W. Barrett(b)..............................           860         *
P. Scott Conti(c)................................         1,338         *
John H. Cronin(d)................................         1,760         *
Robert J. Easton(e) .............................         2,992         *
Robert H. Eder(f)................................       892,742      20.6%
J. Joseph Garrahy(g).............................           580         *
Orville R. Harrold(h)............................        28,202         *
John J. Healy(i).................................         1,170         *
Charles M. McCollam, Jr.(j)......................         1,250         *
Deborah E. Sedares...............................           290         *
Merrill W. Sherman...............................           500         *
All executive officers and directors as a group
   (12 people)(k)................................     1,132,084      26.1%

 *   Less than one percent

(a) Includes 200,000 shares of common stock held by Massachusetts Capital Resource Company of which Mr. Anderson disclaims beneficial ownership. Mr. Anderson is Senior Vice President of Massachusetts Capital Resource Company. Includes 100 shares of Common Stock issuable under stock options exercisable within 60 days.
(b) Includes 360 shares of Common Stock issuable under stock options exercisable within 60 days.
(c) Includes 279 shares of Common Stock issuable under stock options exercisable within 60 days.
(d) Includes 430 shares of Common Stock issuable under stock options exercisable within 60 days.
(e) Includes 118 shares of Common Stock held by Mr. Easton's wife in her name and 1,313 shares of Common Stock issuable under stock options exercisable within 60 days.
(f) Mr. Eder's business address is 75 Hammond Street, Worcester, Massachusetts 01610. Includes 74,580 shares of Common Stock owned by Mr. Eder's wife and assumes the conversion of the 500 shares of Preferred Stock owned by Mr. Eder.
(g) Includes 310 shares of Common Stock issuable under stock options exercisable within 60 days.
(h) Includes (i) 1,700 shares of Common Stock held by Mr. Harrold's wife, (ii) 2,600 shares of Common Stock held by a custodian in an individual retirement account for the benefit of Mr. Harrold and (iii) 1,882 shares of Common Stock issuable under stock options exercisable within 60 days.
(i) Includes 870 shares of Common Stock issuable under stock options exercisable within 60 days.
(j) Includes 230 shares of Common Stock issuable under stock options exercisable within 60 days.
(k) Includes 50,000 shares of Common Stock issuable upon conversion of Preferred Stock and 5,774 shares of Common Stock issuable under stock options exercisable within 60 days.



                              EXECUTIVE AGREEMENTS

     The Company has entered into agreements with its executive officers and key management personnel, including the named executive officers other than Mr. Eder, to provide lump sum payments in the event of a "change in control" as defined in the subject agreements. The agreements are automatically extended from year to year unless terminated in accordance with the terms of the agreements. The agreements also provide that if there is a "change in control" as defined in the agreement, the terms will continue for 24 months thereafter. A named executive officer will be entitled to a lump sum payment equal to a multiple of his or her base salary if his or her employment is constructively terminated without cause in anticipation of or within two years following the "change in control" or if within two years of the "change in control event" he or she voluntarily terminates employment due to a "material change" in the terms and conditions of the named executive officer's employment as is defined under the agreements. The multiplier is determined based upon years of service with the Company. Mr. Harrold is entitled to a lump sum payment equal to two (2) times his annual base salary. Mr. Conti and Mr. Easton are each entitled to a lump sum payment equal to one and one-half (1-1/2) times their annual base salary. Ms. Sedares is entitled to a lump sum payment equal to one (1) times her annual base salary. A lump sum payment may be reduced to the extent necessary to avoid any liability for federal excise tax levied under section 4999 of the Internal Revenue Code.

      COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during 1999 its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except for the inadvertent late filing of Richard W. Anderson for purchase of shares, which notification is shown on Mr. Anderson's Form 5 filed on or about January 17, 2000; and the inadvertent late filing of Form 4 by John
P. Burnham. Mr. Burnham's term as a Director with the Company expired on April 28, 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors, upon recommendation of its Audit Committee composed of independent non-employee directors, has appointed Deloitte & Touche LLP, who acted as independent auditors of the accounts of the Company for 1999, and as independent auditors of the accounts of the Company for the year 2000, subject to ratification by the holders of Common Stock and Preferred Stock of the Company, voting as separate classes. The shareholders will be asked to ratify the appointment. The Company has recently been advised by Deloitte & Touche LLP that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past four years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if he so desires, and that such representative will be available to respond to appropriate questions.

                        PROPOSALS FOR 2001 ANNUAL MEETING

     The 2001 annual meeting of the shareholders of the Company is scheduled to be held April 25, 2001. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 24, 2000.

                                  OTHER MATTERS

     No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

                                     By Order of the Board of Directors

                                          DEBORAH E. SEDARES
                                     Secretary and General Counsel

                                     PROVIDENCE AND WORCESTER RAILROAD COMPANY


Dated:  March 24, 2000

                                      PROXY

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                 Annual Meeting of Shareholders - April 26, 2000

      The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder, Orville R. Harrold, Robert J. Easton, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Preferred Stock of the undersigned in Providence and Worcester Railroad Company at the annual meeting of shareholders to be held on April 26, 2000 in Worcester, Massachusetts, and at any adjournments thereof, as follows:

-------------                                                  -------------
SEE REVERSE                                                    SEE REVERSE
      SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-------------                                                  -------------

 X Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

                                                          FOR  AGAINST   ABSTAIN
                                                         -----   -----    ------


1. ELECTION OF DIRECTORS:                          2. PROPOSAL TO RATIFY THE
    Nominees: O. Harrold, F. Barrett, J. Cronin       APPOINTMENT OF DELOITTE &
              J. Garrahy, J. Healy, C.McCollam, Jr.   TOUCHE LLP as independent
                                                      auditors of the Company
                                                      for 2000.
                FOR            WITHHELD
                --------       -------

                                                   3. In their discretion, upon
  ______________________________________              such other matters as may
  To withhold authority to vote for any               properly  come before the
  individual nominee, write that nominee's             meeting.
  name in the space provided above.

                                                   MARK HERE FOR ADDRESS CHANGE
                                                   AND NOTE AT LEFT

                                                   PLEASE DATE, SIGN AND RETURN
                                                   THIS PROXY.

                                                   (Sign  exactly as your
                                                   name  appears  hereon.
                                                   When     signing    as
                                                   attorney,    executor,
                                                   administrator,
                                                   trustee,  guardian, or
                                                   in     a     corporate
                                                   capacity,  please give
                                                   full title as such. In
                                                   case of joint  tenants
                                                   or  multiple   owners,
                                                   each party must sign.)

Signature:               Date:       Signature:                 Date:
           ------------       ------            ---------------      ----------

                                      PROXY

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                 Annual Meeting of Shareholders - April 26, 2000

      The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder, Orville R. Harrold, and Robert J. Easton attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Common Stock of the undersigned in Providence and Worcester Railroad Company at the annual meeting of shareholders to be held on April 26, 2000 in Worcester, Massachusetts, and at any adjournments thereof, as follows:

-------------                                                  -------------
SEE REVERSE                                                    SEE REVERSE
      SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-------------                                                  -------------

 X Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

                                                          FOR  AGAINST   ABSTAIN
                                                         -----   -----    ------


1. ELECTION OF DIRECTORS:                          2. PROPOSAL TO RATIFY THE
   Nominees: R. Anderson, R. Eder, M. Sherman          APPOINTMENT OF DELOITTE &
                                                       TOUCHE LLP as independent
                                                       auditors of the Company
                                                       for 2000.
                 FOR          WITHHELD
                --------       -------



                                                   3. In their discretion, upon
  ______________________________________              such other matters as may
  To withhold authority to vote for any               properly  come before the
  individual nominee, write that nominee's            meeting.
  name in the space provided above.


                                                   MARK HERE FOR ADDRESS CHANGE
                                                   AND NOTE AT LEFT

                                                   PLEASE DATE, SIGN AND RETURN
                                                   THIS PROXY.

                                                   (Sign  exactly as your
                                                   name  appears  hereon.
                                                   When     signing    as
                                                   attorney,    executor,
                                                   administrator,
                                                   trustee,  guardian, or
                                                   in     a     corporate
                                                   capacity,  please give
                                                   full title as such. In
                                                   case of joint  tenants
                                                   or  multiple   owners,
                                                   each party must sign.)

Signature:               Date:       Signature:                 Date:
           ------------       ------            ---------------      ----------